IQST – IQSTEL Announces $60 Million FY-2021 Revenue Forecast Expanding Fintech, Blockchain and IoT Offerings on $42 Million Telecom Foundation

New York, NY – January 4, 2021 – iQSTEL, Inc. (USOTC: IQST) today announced a $60.5 million revenue forecast for FY-2021. The 40% revenue growth target is largely driven by the anticipated expansion of the company’s new Fintech and IoT (Internet of Things) divisions launched in 2020.

After announcing $39,725,507 in revenue through November 2020, Management expects FY-2020 revenues to exceed its $42 million FY-2020 revenue projection.

Highlights of IQST’s revenue growth potential include a recently announced Visa Prepaid Debit Card Service (PDCS) expected to generate estimated revenue over five years of $45 million to $128 million with an approximate EBITDA margin of 30% to 40%.

Further highlights include a recently announced agreement between Alternet Systems, Inc. (USOTC: ALYI), an electric vehicle (EV) innovator, and IQST’s IoT Division to codevelop Internet of Things (IoT) two-way device communication solutions specific to the EV operating environment.

In light of the recent exponential market adoption and expansion of blockchain technologies reflected through the rapid appreciation of cryptocurrencies, IQST management also anticipates notable revenue contributions from its own itsBchain subsidiary (www.itsBchain.com),

About iQSTEL Inc (Updated):

iQSTEL Inc (OTC: IQST) (www.iQSTEL.com) is a US-based publicly-listed company offering leading-edge Telecommunication, Technology and Fintech Services for Global Markets, with presence in 13 countries. The company provides services to the Telecommunications, Financial Services, Liquid Fuel Distribution and Electric Vehicle Industries. iQSTEL has 3 Business Divisions: Telecom, Technology and Fintech, with worldwide B2B and B2C customer relations operating through its subsidiaries: Etelix, SwissLink, QGlobal SMS, SMSDirectos, IoT Labs, itsBchain and Global Money One. The Company has an extensive portfolio of products and services for its clients: SMS, VoIP, 4G & 5G international infrastructure connectivity, Cloud-PBX, OmniChannel Marketing, IoT Smart Gas Platform, IoT Smart Electric Vehicle Platform, Mobile Number Portability Application MNPA (Blockchain), Settlement & Payments Marketplace (Blockchain), Visa Debit Card, Money Remittance, and Pay Mobile Phone Services among others.

About Etelix.com USA LLC (iQSTEL´s Telecom Division):

Etelix.com USA LLC (www.etelix.com) is a wholly owned subsidiary of iQSTEL Inc. Etelix.com USA, LLC is a Miami, Florida-based international telecom carrier founded in 2008 that provides telecom and technology solutions worldwide, with commercial presence in North America, Latin America, and Europe. Enabled by its 214-license granted by the Federal Communications Commission (FCC), Etelix provides International Long-Distance voice services for Telecommunications Operators (ILD Wholesale), and Submarine Fiber Optic Network capacity for internet (4G and 5G). Etelix was founded in 2008 and has been profitable since inception.

About SwissLink Carrier AG (iQSTEL´s Telecom Division):

SwissLink Carrier AG (www.swisslink-carrier.com) is a 51% owned subsidiary of iQSTEL Inc. SwissLink Carrier AG is a Switzerland based international Telecommunications Carrier founded in 2015 providing international VoIP connectivity worldwide, with commercial presence in Europe, CIS and Latin America. SwissLink Carrier AG is a Swiss licensed Operator, having a domestic Interconnect with Swisscom, allowing their international Carrier Customers direct terminations via SwissLink into all Switzerland Fix & Mobile Networks. Since the takeover from Swissphone in November 2018 and the rename into SwissLink, they operate on a profitable level.

About QGlobal SMS LLC (iQSTEL´s Telecom Division):

QGlobal SMS LLC (www.qglobalsms.com) is a 51% owned subsidiary of iQSTEL Inc. QGlobal SMS is a USA based company and a commercial brand founded in 2020 specialized in international and domestic SMS termination, with emphasis on the Applications to Person (A2P) and Person to Person (P2P) for Wholesale Carrier Market and Corporate Market in US. QGlobal SMS has commercial presence in US, Mexico, Latin America, EMEA (Europe, Middle East, Asia) and Africa, through our SMS service providers based in Austin, TX and Miami, FL Our Austin-based SMS service provider is specialized in the SMS traffic exchange between US and Mexico, and our Miami-based SMS service provider is focused in the development of Latin America and the rest of the world. QGlobal SMS has robust international interconnection with Tier1 SMS Aggregators, guarantying its customers high quality and low termination rates, over more than 100 countries worldwide.

About Alcyon Cloud SMS S.A.S, Commercial Brand SMSDirectos.com (iQSTEL´s Telecom Division):

Alcyon Cloud SMS S.A.S. (Commercial Brand SMSDirectos.com), is a whole subsidiary of QGlobal SMS, a Colombian-based Application and Content Provider. Alcyon Cloud SMS (SMSDirectos.com) is registered with the Secretary of Information and Communication Technology (ICT) in Colombia, offering services to government, enterprises, small and medium business, as well as end-users. Using SMSDirectos’ existing network, they plan to expand services from SMS to offer omnichannel products and services such as: SMS, Emails, RCS (Rich Communications Services), Social Media Channels (Whats App, Messenger, etc), WebRTC (Web Real-Time Communication), VoIP (IP-PBX, SIP Trunking) ChatBots (Artificial Intelligence Based), SMS to Email, and Email to SMS.

About IoT Labs MX SAPI (iQSTEL´s Technology Division):

IoT Labs MX SAPI (www.iotlabs.mx), a subsidiary of iQSTEL Inc, is an Internet of Things (IoT) Mexican technology development company, creator of the “IoT Smart Gas” Platform and Application. The IoT Smart Gas platform www.iotsmartgas.com consists of an IoT field device installed on the LP gas tank (adaptable to virtually any gas or liquid storage tank) and, thanks to the Internet of Things (IoT) technology via Sigfox or GSM network connectivity, allows remote managed and improved logistic processes of refilling, usage tracking and tank monitoring in real-time by the Smart Gas mobile app. The new GSM tracking feature allows for mobile use including ground, air, and sea tank monitoring.

About itsBchain LLC (iQSTEL´s Technology Division):

itsBchain LLC (www.itsBchain.com) is a 75% owned subsidiary of iQSTEL Inc. itsBchain is a blockchain technology developer and solution provider, with a strong focus on the telecom sector. The company is the final stage of development of a series of blockchain solutions aimed at using the blockchain ledger and smart contract solutions to enable more efficiency, quickness in execution and fraud-prevention in the telco industry. Specifically, the company is developing a solution that will enable users and carriers to transfer mobile phone numbers with just a few clicks, allowing users and carriers the ability to transfer retail users from one mobile carrier to another instantly. Additionally, the company is finalizing a carrier-grade marketplace solution to procure payments between carriers for cross-traffic of VoIP, SMS and data realtime as traffic is crossed between carriers. This marketplace will allow for instant payment settlement as well as the prevention of fraud between carriers.

About Global Money One Inc (iQSTEL´s Fintech Division):

Global Money One Inc. (www.GlobalMoneyOne.com) is a 75% owned subsidiary of iQSTEL Inc. Global Money One Inc is a Miami, Florida-based Fin-Tech company that uses a blend of industry expertise, state-of-the-art technology and compliance requirements to create disruptive solutions that deliver control, security and real-time payments and innovative Financial capabilities with reduced cost for consumers, specially to the unbanked, underbanked and underserved segments of today’s society. Our portfolio of services will include a Prepaid VISA MoneyOne Card (www.visamoneyone.com) expected to enable customers to make purchases in stores and online, withdraw cash at ATMs or receive cash back when using it to make a purchase, recharge prepaid mobile phone service and send money domestically or internationally (+ 40 countries). The VISA MoneyOne Card is expected to also facilitate the deposit of funds into bank accounts, Remote Deposit Capture (RDC) by mobile phone, bill payments, rewards, and digital gift cards. The VISA MoneyOne is the new and freedom financial world wallet expected launch in early Q2 2021.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

iQSTEL Inc.

IR US Phone: 646-740-0907, IR Email: investors@iqstel.com

Source: iQSTEL Inc. and its subsidiaries:

www.iqstel.com; www.etelix.com; www.qglobalsms.com; www.swisslink-carrier.com; www.smsdirectos.com; www.iotlabs.mx; www.iotsmartgas.com; www.iotsmartev.com : www.itsBchain.com; www.globalmoneyone.com ; www.visamoneyone.com